Exhibit 5.1

Private and Confidential The Directors 4D pharma plc 5th Floor, 9 Bond Court Leeds LS1 2JZ
Our Ref 118519125.7\SM104\655335.07024

DDI +44 (0)207 418 8271

E charles.waddell@pinsentmasons.com

[•] 2021

Dear Sirs

Registration Statement on Form F-4 of 4D pharma plc

1.	INTRODUCTION

We have acted for 4D pharma plc, a public limited company incorporated under the laws of England and Wales (the "Company"), as its legal advisers as to English law in connection with the agreement and plan of merger dated 22 October 2020 between the Company, Dolphin Merger Sub Limited ("Merger Sub") and Longevity Acquisition Corporation ("Longevity") (the "Merger Agreement") providing for the merger of Longevity with and into Merger Sub pursuant to Delaware law (the "Merger"). As consideration for the Merger, the Company intends to issue [•] ordinary shares of £0.0025 pence each (the "New Shares") in the Company to a depositary which will hold the New Shares on behalf of the Longevity shareholders and will issue American Depositary Shares ("ADS") of the Company to such shareholders, with each ADS representing 8 ordinary shares. In addition, the Company has agreed to assume the outstanding warrants to subscribe for Longevity shares ("New Warrants"), which new warrants will, upon completion of the Merger, entitle the warrantholder to subscribe for New Shares.

This opinion is being furnished in connection with the preparation and filing of the Company's registration statement on Form F-4 (the "Registration Statement"), the initial draft of which was filed on 25 November 2020 by the Company with the US Securities and Exchange Commission ("SEC") under the United States Securities Act of 1933 (as amended) (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules").

The existing issued ordinary shares of the Company are admitted to trading, and it is intended that application will be made for the New Shares to be admitted to trading on the AIM market operated by London Stock Exchange plc ("AIM").

In connection with the proposed issuance of New Shares by the Company, we have been asked to provide an opinion on certain matters, as set out below.

2.	DOCUMENTS EXAMINED

2.1	For the purposes of giving this opinion, we have examined copies of the following documents:

(a)	the Merger Agreement;

Pinsent Masons LLP

30 Crown Place   London   EC2A 4ES   United Kingdom

T  +44 (0)20 7418 7000  F +44 (0)20 7418 7050  DX  157620 Broadgate

Pinsent Masons LLP is a limited liability partnership, registered in England and Wales (registered number: OC333653) authorised and regulated by the Solicitors Regulation Authority and the appropriate jurisdictions in which it operates. Reference to "Pinsent Masons" is to Pinsent Masons LLP and/or one or more of the affiliated entities that practise under the name "Pinsent Masons" as the context requires. The word "partner", used in relation to the LLP, refers to a member or an employee or consultant of the LLP or any affiliated firm, with equivalent standing. A list of members of Pinsent Masons, those non-members who are designated as partners, and non-member partners in affiliated entities, is available for inspection at our offices or at www.pinsentmasons.com

For a full list of the jurisdictions where we operate, see www.pinsentmasons.com

(b)	a certificate of the company secretary of the Company dated [•] 2021 (the "Certificate") relating to certain factual matters and having annexed thereto copies (certified by the company secretary as being true, accurate, complete and up-to-date in each case) of the following documents:

(i)	the Company's certificate of incorporation;

(ii)	the Company's articles of association;

(iii)	the minutes of a meeting of the board of directors of the Company held on 17 October 2020, and of a meeting of a committee of the board of directors of the Company held on 21 October 2020 at which it was resolved, inter alia, to approve the Merger;

(iv)	the minutes of a meeting of the board of directors of the Company held on 22 November 2020 at which it was resolved, inter alia, to approve the filing of the Registration Statement with the SEC;

(v)	the draft minutes of a meeting of a committee of the board of directors of the Company proposed to be held after the general meeting of the shareholders of the Company described in 2.1(b)(vi), below, at which it is intended to be resolved that the New Shares be allotted to Longevity shareholders;

(vi)	the resolutions to be proposed to the shareholders of the Company at a general meeting to be convened on [•] 2021 for the purpose of, inter alia:

i.	by ordinary resolution, authorising the board of directors to allot the New Shares in accordance with section 551 of the Companies Act 2006 (the “Companies Act”);

ii.	by special resolution, dis-applying pre-emption rights in respect of the New Warrants in accordance with section 561 of the Companies Act; and

iii.	by special resolution, amending the Company's articles of association,

(the minutes and resolutions described in 2.1(b)(iii)-(vi) (inclusive) are collectively referred to herein as the "Corporate Approvals"); and

(c)	a copy of the Registration Statement to be filed with the SEC.

2.2	For the purposes of giving this opinion, we have made the following enquiries:

(a)	on [•] 2021 at [time] we carried out an online search of the register maintained by the Registrar of Companies in England and Wales in respect of the Company (the "Company Search"); and

(b)	on [•] 2021 at [time] we carried out an online search in respect of the Company of the Central Registry of Winding-Up Petitions (the "Central Registry Enquiry" and, together with the Company Search, the "Searches"), and reviewed the information we received from our agents from the Searches (the "Search Results").

For the purposes of giving this opinion, we have only examined and relied on those documents referred to in paragraph 2.1(a) – (c) (inclusive), carried out the Searches on the dates and at the times specified, and reviewed the Search Results. We have made no other enquiries concerning the Company or any other matter in connection with the giving of this opinion.

2

3.	ASSUMPTIONS

3.1	For the purposes of giving this opinion we have assumed (without carrying out any independent investigation or verification in respect of such assumptions) that:

(a)	all signatures, seals and stamps on all documents (including copy documents) examined by us are genuine, complete and accurate;

(b)	in respect of all documents submitted to us electronically through an email signature platform (such as Adobe Sign or DocuSign):

(i)	such documents have been signed electronically and are not "advanced electronic signatures" or "qualified electronic signatures" (each as defined in Regulation (EU) No 910/2014 (the "eIDAS Regulation"));

(ii)	where applicable, the documents have been duly witnessed by witnesses who were physically present when such documents were signed electronically, and each such witness duly observed the act of signing and was aware at that time that he/she was witnessing that signatory's signature;

(c)	each individual who signs as, or otherwise claims to be, an officer of the Company is the individual he claims to be and holds the office he claims to hold;

(d)	all documents submitted to us as original are authentic and complete and all documents submitted to us in electronic form or as certified photocopies or facsimile transmitted copies or other copies of original documents conform to the originals and that the originals from which such copies were taken were authentic and complete;

(e)	all documents, including the constitutional documents, which we have reviewed are in force and remain accurate, up-to-date and have not been amended, terminated or rescinded, or any provisions thereof varied or waived;

(f)	all documents reviewed by us have been or will be duly executed and, where applicable, delivered on behalf of the Company;

(g)	the Certificate and all documents annexed thereto, as listed in paragraph 2.1(b)(iii) – (vi) (inclusive), are all the relevant minutes and resolutions of the directors and shareholders of the Company relating to the approval of the Merger by the Company and the completion of all of the transactions contemplated by the Merger Agreement;

(h)	the Registration Statement will have become effective in accordance with its terms (and will remain effective on each date of the allotment and issue of the New Shares) (the "Allotment Dates");

(i)	the information disclosed by the Searches is complete, accurate and up-to-date and will remain so as at each Allotment Date and that there is no information which, for any reason, should have been disclosed by those Searches but was not;

(j)	in relation to each of the meetings referred to in paragraph 2.1(b)(iii) and paragraph 2.1(b)(iv), it was duly convened, constituted and held in accordance with all applicable laws and regulations; that a duly qualified quorum of directors were present throughout such meetings and voted in favour of the resolutions and that, in accordance with the Companies Act and each other applicable statutory provision and the articles of association of the Company, all directors of the Company declared their interest in the matters to be discussed at that meeting of the board or directors or a committee of the board of directors (as the case may be) and that such directors were duly allowed to count in the quorum; and that all resolutions passed at those meetings have not been or will not be revoked or withdrawn prior to the Allotment Dates;

3

(k)	in relation to the meeting referred to in paragraph 2.1(b)(v), it will be duly convened, constituted and held in accordance with all applicable laws and regulations; that a duly qualified quorum of directors will be present throughout such meeting and vote in favour of the resolutions and that, in accordance with the Companies Act and each other applicable statutory provision and the articles of association of the Company, all directors of the Company will declare their interest in the matters to be discussed at that meeting of a committee of the board of directors and that such directors will be duly allowed to count in the quorum; that no resolutions passed at such meeting will be amended, withdrawn or revoked prior each Allotment Date; and that the draft minutes (or a close variation thereof) provided in the Certificate will be signed as a record of the meeting that took place;

(l)	in relation to the general meeting of the shareholders of the Company referred to in paragraph 2.1(b)(vi), it will be duly convened, constituted and held in accordance with all applicable laws and regulations and that a duly qualified quorum of shareholders will be present throughout such meeting and vote in favour of the resolutions referred to in paragraph 2.1(b)(vi)i-iii and that such resolutions will not be amended, withdrawn or revoked prior to each Allotment Date;

(m)	on each Allotment Date, the Company will comply with all applicable laws to allot and issue the New Shares;

(n)	any conditionality on the authority to allot and issue the New Shares will be satisfied or waived by the relevant parties;

(o)	on each Allotment Date the Company will be solvent and the Company will not have entered into any composition or arrangement with its creditors (or any class of them);

(p)	no step will be taken to wind-up, strike off or dissolve the Company or to place the Company into administration and no receiver will be appointed over or in respect of the assets of the Company, nor will any analogous procedure or step be taken in any jurisdiction which (in either case) has or have not been revealed by the Searches;

(q)	no foreign insolvency proceeding will have been recognised in Great Britain under the Cross Border Insolvency Regulations 2006 (and it is not possible to conduct a search in Great Britain in relation to any such proceedings) which would entitle actions in respect of any assets of the Company the subject of those foreign proceedings to be taken in Great Britain;

(r)	the directors of the Company have acted in good faith and have complied, and will continue to comply, with their duties under the Companies Act and all applicable laws in approving the matters set out in the minutes of each of the meetings referenced in paragraphs 2.1(b)(iii)-(v) (inclusive), and all transactions contemplated thereby;

(s)	the Company has complied with, and will continue to comply with, all English, US and other foreign laws applicable to it;

(t)	no party will, by reasons of the transactions contemplated by the Corporate Approvals, be in breach of any of their respective obligations under any other agreement, licence, authorisation, consent or similar document or injunction or other court order against or affecting the Company; and

(u)	the Company is not, nor will be, engaging in criminal, misleading or deceptive conduct, or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose which might render any transaction contemplated by the Corporate Approvals or any associated activity illegal, void, voidable or unenforceable.

4.	OPINION

Based on the documents referred to in paragraph 2, and subject to the assumptions contained in paragraph 3 and to the qualifications contained in paragraph 5, and to any matters not disclosed to us, it is our opinion that, upon the allotment of the New Shares in accordance with the Merger Agreement, the entry of the names of the appropriate persons in the Company's register of members in respect of the applicable numbers of New Shares, and the admission of those New Shares to trading on AIM, the New Shares will be duly and validly issued, credited as fully paid up and not subject to any call for the payment of further capital.

4

This opinion is strictly limited to the matters expressly stated in this paragraph 4 and is not to be construed as extending by implication to any other matter.

5.	QUALIFICATIONS

5.1	The opinion set out in paragraph 4 is subject to the following qualifications:

a.	the records of the Registrar of Companies and the Central Registry of Winding-Up Petitions may not be complete or up-to-date. In particular, the Central Registry of Winding-Up Petitions may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and the Central Registry of Winding-Up Petitions are not capable of revealing whether or not a winding-up petition or a petition for the making of an administration order has been presented an, further, notice of a winding-up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned;

b.	our opinion relates only to the New Shares allotted and issued pursuant to the Merger Agreement. We express no opinion in respect of the ADS or in respect of any other securities of the Company; and

c.	we express no opinion as to matters of United Kingdom taxation or any liability to tax which may arise or be incurred as a result of or in connection with the Merger or the transactions contemplated thereby, the allotment and issue of the New Shares, the proposal to issue the ADS or to trade the New Shares in ADS, or as to tax matters generally.

6.	LAW

This opinion is confined to matters of English law as applied by the English courts as the date of this opinion.

This opinion and any non-contractual obligations connected with it are given on the basis that they will be governed by and construed in accordance with English law and the English courts shall have exclusive jurisdiction in respect of any disputes or other matters that arise out of or in connection with them.

We express no opinion on, and have taken no account of, the laws or regulations of any jurisdiction other than England and Wales. We express no opinion on the effect of documents governed by laws other than English law.

7.	CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the Rules.

Yours sincerely

Pinsent Masons LLP

5